Exhibit 99.1

Terra Industries Inc. 600 Fourth Street P.O. Box 6000 Sioux City, IA 51102-6000 Telephone: (712) 277-1340 Telefax: (712) 277-7383 www.terraindustries.com
NEWS
For immediate release		Contact: Mark Rosenbury (712) 279-8756

Anglo American to Complete Sale of Terra Common Stock

Sioux City, Iowa (Dec. 13, 2004)—Terra Industries Inc. (NYSE: TRA) today announced that Anglo American plc (NASDAQ: AAUK), through a wholly-owned subsidiary, has agreed to sell its remaining 25,060,725 shares of Terra common stock in a private placement to a group of investors at a price of $7.50 per share. The transaction is expected to close on December 20, 2004.

The investors purchasing these shares have agreed not to sell them publicly until February 15, 2005. Terra has agreed not to offer or sell any new shares, except under existing commitments, until March 15, 2005.

The shares of Terra common stock being sold by Anglo American in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares.

Terra Industries Inc., with 2003 revenues of $1.4 billion, is a leading international producer of nitrogen products.

This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.’s most recent report on Form 10-K and Terra Industries Inc.’s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Note: Terra Industries’ news announcements are also available on its web site, www.terraindustries.com.